Exhibit 99.1

Material Sciences Corporation
2200 East Pratt Boulevard
Elk Grove Village, IL 60007
847-439-2210

NEWS RELEASE

FOR IMMEDIATE RELEASE

WEDNESDAY, SEPTEMBER 14, 2011

COMPANY CONTACT:	MEDIA CONTACT:
James D. Pawlak	Lynne Franklin
Vice President, Chief Financial Officer	Wordsmith
847-439-2210	847-729-5716

Material Sciences Corporation Announces

Additional Stock Repurchase Program

ELK GROVE VILLAGE, IL, Wednesday, September 14, 2011—Material Sciences Corporation (NASDAQ: MASC), a leading provider of material-based solutions for acoustical and coated applications, today announced that the company’s board of directors has authorized the repurchase of up to 1 million additional shares of common stock. The previous authorization announced in late May 2011 has approximately 230,000 shares remaining to be repurchased. The share repurchases will be made from time to time at Material Sciences’ discretion, subject to market conditions and other factors, and will be funded with internally generated cash.

About Material Sciences

Material Sciences Corporation is a leading provider of material-based solutions for acoustical and coated applications. The company uses its expertise in materials, which it leverages through relationships and a network of partners, to solve customer-specific problems. The company’s stock is traded on the NASDAQ Capital Market under the symbol MASC.

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